                                                             Exhibit 99.B(a)(15)

                               ING INVESTORS TRUST

                    AMENDMENT #15 TO THE AMENDED AND RESTATED
                       AGREEMENT AND DECLARATION OF TRUST

                          ABOLITION OF SERIES OF SHARES
                             OF BENEFICIAL INTEREST

     The undersigned, being a majority of the Trustees of ING Investors Trust, a Massachusetts business trust (the "Trust"), acting pursuant to Article VI,
Section 6.2 and Article XI, Sections 11.2 and 11.4 of the Trust's Agreement and Declaration of Trust, dated February 26, 2002, as amended, hereby abolish the Fund For Life Series, and the establishment and designation thereof, there being no shares of such series currently outstanding.


Dated: September 3, 2004


/s/ Paul S. Doherty                             /s/ David W.C. Putnam
-------------------                             ---------------------
Paul S. Doherty, as Trustee                     David W.C. Putnam, as Trustee


/s/ J. Michael Earley                           /s/ Blaine E. Rieke
---------------------                           -------------------
J. Michael Earley, as Trustee                   Blaine E. Rieke, as Trustee


R. Barbara Gitenstein                           /s/ John G. Turner
---------------------                           ------------------
R. Barbara Gitenstein, as Trustee               John G. Turner, as Trustee


/s/ Walter H. May                               /s/ Roger B. Vincent
-----------------                               --------------------
Walter H. May, as Trustee                       Roger B. Vincent, as Trustee


/s/ Thomas J. McInerney                         /s/ Richard A. Wedemeyer
-----------------------                         ------------------------
Thomas J. McInerney, as Trustee                 Richard A. Wedemeyer, as Trustee


/s/ Jock Patton
---------------
Jock Patton, as Trustee